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                                                                    EXHIBIT 23.1

                        Consent of Independent Auditors


        We consent to the references to our firm under the caption "Experts" and to the use of our reports dated March 31, 2000, with respect to the financial statements and schedule of PNY Technologies, Inc. included in the Registration Statement (Form S-1, No. 333-44376) and related Prospectus of PNY Technologies, Inc. dated October 5, 2000 for the registration of shares of its common stock.

                                                Ernst & Young LLP


MetroPark, New Jersey
October 3, 2000


        The foregoing consent is in the form that will be signed upon the completion of the restatement of capital accounts described in note 18 to the consolidated financial statements.

                                            /s/ Ernst & Young LLP

MetroPark, New Jersey
October 3, 2000